Exhibit 99.2

IGI NAMES NEW MAJORITY-INDEPENDENT BOARD OF DIRECTORS IN CONNECTION WITH ITS BUSINESS COMBINATION WITH TIBERIUS

IGI Names New Majority-Independent Board of Directors in Connection with its Previously Announced Business Combination with Tiberius Acquisition Corp

Wanda Mwaura To Be Newly Appointed as Independent Director

DUBAI, United Arab Emirates, 24 February, 2020 -- International General Insurance Holdings Limited (“IGI” or the “Company”) today named the full Board of Directors who will hold office upon closing of the previously announced business combination with Tiberius Acquisition Corp (“Tiberius”) and its public market listing on NASDAQ.

Following the closing of the business combination, the Board of Directors of IGI’s new Bermuda-based parent company will consist of seven members, four of whom will be independent directors.

The new Board will have two IGI executive officers: CEO and Founder Wasef Jabsheh, 77, who will serve as Chairman of the Board, and IGI President Waleed Jabsheh, 43.

IGI’s majority-independent Board will include four independent directors:

●	David Anthony, 65, has been on the current IGI Board since 2018, and is an independent insurance consultant, and former Director and senior ratings analyst of S&P Global Ratings as well as former Chairman of its Insurance Ratings Committee;

●	David King, 74, has served on the current IGI Board since 2014, and is currently the Chairman of its Audit and Risk Committee. He has also serves on the Board of IGI’s UK subsidiary and is currently Non-executive Chairman of its Board. In addition, he serves as Chairman of the Board of Directors of Forex Capital Markets Limited, a private UK company, and is a member of its audit and remuneration committees. He formerly held senior positions in China Construction Bank International, The London Metal Exchange, and the Dubai regulatory agency Dubai Financial Services Authority (DFSA);

●	Michael Gray, 59, is CEO of Tiberius, and CEO of The Gray Insurance Company, Chairman of the Louisiana Insurance Guaranty Association, and Director of both American Insurance Association and the Property Casualty Insurers Association of America; and

●	Wanda Mwaura, 47, is a qualified accountant with more than 24 years of audit, accounting, and advisory experience in financial services and reinsurance, with specific expertise in U.S. GAAP, IFRS, SEC and audit committee reporting; internal controls; investments; and business combinations and valuations. Most recently Wanda served as Chief Accounting Officer and Head of External Reporting at PartnerRe. Prior to joining PartnerRe in 2013, Wanda was a Partner at Ernst & Young.

In addition, Tiberius Chief Investment Officer Andrew Poole, 38, will serve as a director.

IGI intends to close the business combination with Tiberius as promptly as practicable following satisfaction of the requisite closing conditions and approvals contained in the Business Combination Agreement. Upon the closing of the business combination, the continuing public parent company will be International General Insurance Holdings Limited, organized in Bermuda, and the existing IGI will become a subsidiary of this Bermuda parent company. We expect that the Bermuda parent company will be listed on NASDAQ under the ticker symbol “IGIC”.

About IGI:

IGI is a leading international specialist commercial insurer and reinsurer, underwriting a diverse portfolio of specialty lines. Established in 2001, IGI is an entrepreneurial business with a worldwide portfolio of energy, property, construction & engineering, ports & terminals, financial institutions, casualty, legal expenses, general aviation, professional indemnity, marine liability, political violence, forestry and reinsurance treaty business. Registered in the Dubai International Financial Centre with operations in Bermuda, London, Amman, Labuan and Casablanca, IGI always aims to deliver outstanding levels of service to clients and brokers. IGI is rated “A” (Excellent) with a Stable outlook by AM Best and “A-” with a Stable outlook by S&P Global Ratings. For more information about IGI, please visit www.iginsure.com.

About Tiberius:

Tiberius is a blank check company with over $200 million of capital in trust and forward purchase commitments and is led by Michael Gray and Andrew Poole. Tiberius was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more target businesses in the insurance sector. The executives and Board of Directors of Tiberius have greater than 140 years of public company operational, regulatory and insurance public company leadership. Tiberius’ common stock, warrants and units currently are listed on Nasdaq under the ticker symbols “TIBR”, “TIBRW” and “TIBRU”. For more information about Tiberius, please visit www.tiberiusco.com.

Important Information About the Proposed Transaction and Where to Find It:

In connection with the proposed transaction, International General Insurance Holdings Limited (“IGI Holdings”) has filed a registration statement on Form F-4 (the “F-4”) with the Securities and Exchange Commission (the “SEC”) which includes a prospectus with respect to IGI Holdings’ securities to be issued in connection with the proposed business combination and a proxy statement with respect to Tiberius’s stockholder meeting at which Tiberius’s stockholders will be asked to vote on the proposed transaction. Tiberius’s stockholders and other interested persons are advised to read the F-4 and the amendments thereto and other information filed with the SEC in connection with the proposed transaction, as these materials contain important information about IGI, Tiberius, and the proposed transaction. The proxy statement contained in the F-4 and other relevant materials for the proposed transaction are being mailed to stockholders of Tiberius as of a record date that has been established for voting on the proposed transaction. Stockholders also are able to obtain copies of the F-4 and other documents filed with the SEC, without charge at the SEC’s website at www.sec.gov, or by directing a request to: Tiberius Acquisition Corp., 3601 N Interstate 10 Service Rd W, Metairie, LA 70002.

Participants in the Solicitation:

Tiberius, IGI, IGI Holdings, and certain of their respective directors and executive officers may be deemed participants in the solicitation of proxies from Tiberius’s stockholders with respect to the proposed transaction. A list of the names of Tiberius’s directors and executive officers and a description of their interests in Tiberius is contained in Tiberius’s annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Tiberius Acquisition Corp., 3601 N Interstate 10 Service Rd W, Metairie, LA 70002, Attention: Bryce Quin. Additional information regarding the interests of such participants is contained in the F-4.

IGI and certain of its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Tiberius in connection with the proposed transaction. A list of the names of such directors and executive officers is included in the F-4.

No Offer or Solicitation:

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the businesses of Tiberius, IGI and IGI Holdings may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance, projected financial information, statements regarding the anticipated financial impact of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction, including without limitation receipt of all required regulatory approvals, and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of Tiberius, IGI, and IGI Holdings and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the business combination agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of Tiberius or other conditions to closing in the business combination agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the business combination agreement or could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s common shares on Nasdaq in connection with or following the closing of the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (8) the potential inability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the demand for IGI’s and the combined company’s services together with the possibility that IGI or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed transaction, including those under “Risk Factors” therein, and in Tiberius’s and IGI Holdings’ other filings with the SEC. The foregoing list of factors is not exclusive. In addition, any financial projections issued by the parties are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them and are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Tiberius and IGI. There can be no assurance that IGI’s financial condition or results of operations will be consistent with those set forth in such financial projections. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Tiberius, IGI, and IGI Holdings do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Tiberius Acquisition Investor Contact:

Andrew Poole, Chief Investment Officer

Email: apoole@tiberiusco.com

International General Insurance Investor Contact:

Robin Sidders, Head of Investor Relations

T: + 44 (0) 20 7220 4937

Email: Robin.Sidders@iginsure.com

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